EXHIBIT 99.3

Callon Petroleum Company Confirms Second Quarter 2012 Reporting Date and Conference Call

Natchez, MS (July 26, 2012) - Callon Petroleum Company (CPE) today confirmed that management plans to release its second quarter 2012 financial and operating results after the market closes on Wednesday, August 8, 2012. The Company will host a conference call to discuss results on Thursday, August 9, 2012 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).

Please join Callon Petroleum Company via the Internet for a webcast of the conference call:

Date/Time:	Thursday, August 9, 2012 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time)
Webcast:	Live and archived webcast available at www.callon.com in the "Investors" section of the website.

Alternatively, you may join by telephone:

Call in Number:	1-877-317-6789 (Toll Free)

An archive of the conference call webcast will also be available at www.callon.com in the "Investors" section of the website.
For further information contact
Rodger W. Smith, 1-800-451-1294